Exhibit 5.01

February 20, 2015

GoPro, Inc.

3000 Clearview Way

San Mateo, CA 94402

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by GoPro, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about February 20, 2015 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 6,342,936 shares (the “Shares”) of the Company’s Class A Common Stock, $0.0001 par value per share (the “Class A Common Stock”), subject to issuance by the Company (a) upon the exercise or settlement of awards granted under the Company’s 2014 Equity Incentive Plan (the “2014 Plan”) and (b) pursuant to purchase rights to acquire shares of Class A Common Stock to be granted under the Company’s 2014 Employee Stock Purchase Plan (the “Purchase Plan” and, collectively with the 2014 Plan, the “Plans”).

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)	The Company’s initial Certificate of Incorporation filed with the Delaware Secretary of State on August 24, 2011 and certified by the Delaware Secretary of State on August 25, 2011, the initial Articles of Incorporation of the Company’s predecessor entity, Woodman Labs, Inc., filed with the California Secretary of State on February 17, 2004 and certified by the California Secretary of State on February 17, 2004, and the Certificate of Merger by which the Company reincorporated into Delaware, filed with the Delaware Secretary of State on December 9, 2011.

(2)	The Company’s Restated Certificate of Incorporation, filed with, and certified by, the Delaware Secretary of State on July 1, 2014 (the “Restated Certificate”).

(3)	The Company’s Amended and Restated Bylaws, certified by the Company’s Secretary on December 3, 2014 (the “Bylaws”).

(4)	The Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference.

(5)	The prospectuses prepared in connection with the Registration Statement (the “Prospectuses”).

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(6)	The Plans and the related forms of agreements for use by the Company under the Plans which have been filed as exhibits to Amendment No. 1 to the Form S-1 registration statement of the Company filed with the Commission on November 17, 2014 (collectively, the “Plan Agreements”).

(7)	Minutes of meetings and/or actions by written consent of the Company’s Board of Directors and stockholders provided to us by the Company at which, or pursuant to which: (i) the Restated Certificate and the Bylaws were approved, (ii) the filing of the Registration Statement was approved and the Plans, including any amendments thereof and the reservation of the Shares for sale and issuance pursuant to the Plans and the sale and issuance of the Shares pursuant to the Plans, was adopted and approved.

(8)	The stock records for the Company that the Company has provided to us (consisting of a certificate from the Company’s transfer agent of even date herewith verifying the number of the Company’s issued and outstanding shares of capital stock as of February 18, 2015 and a list of option holders and restricted stock units respecting the Company’s capital stock and of any rights to purchase capital stock that was prepared by the Company and dated February 18, 2015 verifying and confirming the number of such issued and outstanding securities as of such date).

(9)	A Certificate of Good Standing issued by the Delaware Secretary of State dated February 18, 2015 stating that the Company is duly incorporated, in good standing and was in good standing under the laws of the State of Delaware as of such date (the “Good Standing Certificate”).

(10)	An Opinion Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Opinion Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to, and the absence of any extrinsic documents that would affect our interpretation of, any document reviewed by us and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. The Company’s capital stock is uncertificated.

In rendering this opinion we have also assumed the current accuracy and completeness of the information obtained from the documents we reviewed and representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Opinion Certificate. We have made no independent investigation or other attempt to verify the

February 20, 2015

accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the Delaware General Corporation Law and reported judicial decisions relating thereto. Without limitation, we express no opinion with respect to the federal laws of the United States of America or the securities or “blue sky” laws of any state.

With respect to our opinion expressed in paragraph 1 below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Good Standing Certificate and representations made to us by the Company. In connection with our opinion expressed in paragraph 2 below, we have assumed that, at or prior to the time of the delivery of any Shares, that there will not have occurred any amendment to the Plans, or any change in the law affecting the validity of the issuance of such Shares, or any subsequent amendment to the Company’s Restated Certificate or the Bylaws (other than to authorize sufficient additional shares of Class A Common Stock from time to time), and that the Company will have a sufficient number of authorized but unissued shares of Class A Common Stock to be able to issue and deliver all such Shares. In rendering the opinions below, we are opining only with respect to the specific legal issues expressly set forth in such numbered opinions, and we render no opinion, whether by implication, inference or otherwise, as to any other matter or matters.

This opinion letter is based upon the customary practice of lawyers who regularly give, and lawyers who regularly advise opinion recipients regarding, opinions of the kind set forth in this opinion letter, including customary practice as described in bar association reports.

Based upon the foregoing, we are of the following opinion:

(1) The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware; and

(2) The 6,342,936 Shares of the Class A Common Stock that may be issued and sold by the Company (a) upon the exercise or settlement of awards granted or to be granted under the 2014 Plan and (b) pursuant to purchase rights to acquire shares of Class A Common Stock to be granted under the Purchase Plan, when issued, sold and delivered in accordance with the applicable Plan Agreements, if any, to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and relevant Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

February 20, 2015

This opinion is intended solely for use in connection with issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered on, and speaks only as of, the date of this letter first written above and is based solely on our understanding of facts in existence as of such date. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP

FENWICK & WEST LLP